Exhibit 10.3   Warrant to Purchase Common Stock dated June 9, 2009 issued to The Banks Group,LLC

THIS WARRANT (THIS “WARRANT”) AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF (I) MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN LOAN OR OTHER FINANCING SECURED BY SUCH SECURITIES OR (II) MAY BE TRANSFERRED OR ASSIGNED TO AN AFFILIATE OF THE HOLDER HEREOF WITHOUT THE NECESSITY OF AN OPINION OF COUNSEL OR THE CONSENT OF THE ISSUER HEREOF.

WARRANT

TO PURCHASE COMMON STOCK

OF

ZAP

Issue Date: June 9, 2009 Warrant No. 1

THIS CERTIFIES that The Banks Group LLC, a California limited liability company or any permitted subsequent holder hereof (the “Holder”), has the right to purchase from ZAP, a California corporation (the “Company”), up to Four Million (4,000,000) fully paid and nonassessable shares of the Company’s common stock, no par value (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date on which this Warrant is issued (the “Issue Date”) and ending at 5:00 p.m., Pacific Standard time, on June 1, 2014 or, if such day is not a Business Day, on the next succeeding Business Day (the “Expiration Date”). This Warrant is issued pursuant to a Subscription Agreement, dated as of June 9, 2009 (the “Securities Purchase Agreement”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

1.           EXERCISE.

(a)           Right to Exercise; Exercise Price.  The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending at 5 p.m., Pacific Standard time, on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”).  The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be $0.50.

(b)           Exercise Notice.  In order to exercise this Warrant, the Holder shall notify the Company at any time prior to 5:00 p.m., Pacific Standard time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”) and (ii) in the case of a Cash Exercise (as defined below), deliver the Exercise Price to the Company by wire transfer of immediately available funds.  The Holder shall promptly thereafter deliver the original Warrant to the Company for cancellation (and replacement with a new Warrant if exercised in part) pursuant to Section 1(d) of this Warrant.  Subject to Section 8(d), the Exercise Notice shall also state the name or names in which the Warrant Shares issuable on such exercise shall be issued if other than the Holder.

(c)           Holder of Record.  The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

(d)           Cancellation of Warrant.  This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

(e)           Stock Splits, Stock Interests, Etc.  If, at any time on or after the Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend,  reclassification or other similar event, the Exercise Price shall be proportionately reduced and the number of shares of Common Stock shall be proportionately increased such that there shall have been no dilution to Holder, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Exercise Price shall be proportionately increased. The Company shall notify the Holder and the Company’s transfer agent of such change.

(1)                 Distributions.  If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, including without limitation any dividend or distribution to the Company’s stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a

“Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least fifteen (15) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) or (ii) the date on which such Distribution is made (the “Distribution Date”) (the earlier of such dates being referred to as the “Determination Date”).  Upon receipt of the Distribution Notice, the Holder shall promptly (but in no event later than three (3) Business Days) notify the Company whether it has elected (A) to receive the same amount and type of assets (including, without limitation, cash) being distributed as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined without giving effect to any limitations on such exercise) or (B) upon any exercise of this Warrant on or after the Distribution Date, to reduce the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors.  Upon receipt of such election notice from the Holder, the Company shall timely effectuate the transaction or adjustment contemplated herein. Notwithstanding the foregoing, no adjustment shall be made pursuant to this section if such adjustment would result in an increase in the Exercise Price.

8.           MISCELLANEOUS.

(a)           Failure to Exercise Rights not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available. In the event that the Company breaches any of its obligations hereunder to issue Warrant Shares or pay any amounts as and when due, the Company shall bear all costs incurred by the Holder in collecting such amount, including without limitation reasonable legal fees and expenses.

(b)           Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company: ZAP 501 Fourth Street Santa Rosa, California 95401 If to the Holder: Mr. Jeffrey G. Banks, Manager P O Box 10287 Oakland California 94610

and if to the Holder at the above address and to such address for such party as shall appear on the signature page of the Securities Purchase Agreement executed by such party, or as shall be designated by such party in writing to the other parties hereto in accordance this Section 8(b).

(c)           Amendments and Waivers.  No amendment, modification or other change to, or waiver of any provision of, this Warrant or any other Warrant may be made unless such amendment, modification or change, or request for waiver, is (A) set forth in writing and is signed by the Company and Holder and (B) applied to all of the Warrants.  Upon the satisfaction of the conditions described in (A) and (B), this Warrant shall be deemed to incorporate the amendment, modification, change or waiver effected thereby as of the effective date thereof.

(d)           Transfer of Warrant.  The Holder may sell, transfer or otherwise dispose of all or any part of this Warrant (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or is exempt from registration thereunder, and is otherwise made in accordance with the applicable law and applicable provisions of the Securities Purchase Agreement.  From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of the portion of this Warrant acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Warrant identical in all respects to this Warrant, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Warrant unless and until it receives written notice of the sale, transfer or disposition hereof.   Company and its officers and directors shall take such action as may be required by law to remove the Rule 144 restrictions, if any, immediately upon six months having elapsed from the Exercise Date.  This obligation shall apply to all, or any part, of the Common Stock purchased by Holder pursuant to the terms of this Warrant.  This shall include, but not be limited to, the Company having legal counsel issue an opinion letter in form satisfactory to the transfer agent, or such other person or entity, as may be required by law, to have the Rule 144 restriction immediately removed from the Common Shares such that the same are immediately freely and without restriction saleable or transferable by Holder.

(e)           Lost or Stolen Warrant.  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant identical in all respects to this Warrant.

(f)           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

(g)           Successors and Assigns.  The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Warrant except as specifically required or permitted pursuant to the terms hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

ZAP By /s/ Steven Schneider Steven Schneider CEO

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase   of the shares of Common Stock (“Warrant Shares”) of ZAP evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

______ a Cash Exercise with respect to _________________ Warrant Shares; and/or

______ a Cashless Exercise with respect to _________________ Warrant Shares, as permitted by the attached Warrant.

2.           Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

Date: ______________________

___________________________________
Name of Registered Holder

By:  _______________________________
       Name:
       Title:

Holder Requests Delivery to be made: (check one)

	By Delivery of Physical Certificates to the Above Address

	Through Depository Trust Corporation
(Account  )